AMENDMENT NUMBER ONE
                                     to the

                         POOLING AND SERVICING AGREEMENT
                                 Series 2003-HE1
                          Dated as of December 1, 2003
                                      among
            BEAR STEARNS ASSET BACKED SECURITIES, INC., as Depositor
             EMC MORTGAGE CORPORATION, as Seller and Master Servicer
                                       and
                  LASALLE BANK NATIONAL ASSOCIATION, as Trustee


         This AMENDMENT NUMBER ONE is made and entered into this 15th day of April, 2004, by and among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the "Trustee"), in connection with the Pooling and Servicing Agreement dated as of December 1, 2003 among the above mentioned parties (the "Agreement"), and the issuance of Asset-Backed Certificates, Series 2003-HE1. This amendment is made pursuant to Section 11.01 of the Agreement.

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Section 8.01(viii)) is hereby amended effective as of the date hereof by deleting the words in such clause in its entirety and replacing it with the following:

                  "(viii) any draw on the Class III-A Policy, if Certificate Insurer Default has occurred and is not continuing; provided that if the Master Servicer is EMC Mortgage Corporation, the Master Servicer shall not be in default pursuant to this clause if the direct or indirect parent of EMC Mortgage Corporation is rated at least "BBB" by Standard & Poor's or "Baa2" by Moody's.

         3. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.




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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller, the
Trustee and the Certificate Insurer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                BEAR STEARNS ASSET BACKED SECURITIES,
                                INC.,
                                         as Depositor


                                By:     /s/ Baron Silverstein
                                   --------------------------------------------
                                Name:   Baron Silverstein
                                Title:  Vice President

                                EMC MORTGAGE CORPORATION,
                                         as Seller and Master Servicer

                                By:     /s/ Dana Dillard
                                   --------------------------------------------
                                Name:   Dana Dillard
                                Title:  Senior Vice President

                                LASALLE BANK NATIONAL ASSOCIATION
                                         as Trustee


                                By:     /s/ Christopher Lewis
                                    -------------------------------------------
                                Name:   Christopher Lewis
                                Title:  Assistant Vice President

                                ASSURED GUARANTY CORP., F/K/A ACE
                                GUARANTY CORP.
                                         as Certificate Insurer


                                By:     /s/ Howard W. Albert
                                   --------------------------------------------
                                Name:   Howard W. Albert
                                Title:  Executive Vice President, Chief Risk &
                                        Underwriting Officer


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